Exhibit 99.1

At the Company:	Media Relations:	Investor Relations:
Barry A. Rothman	Beth Amorosi	Gary Geraci
Onstream Media Corporation	FastLane Communications	Equity Performance Group
954-917-6655	917-208-7489	617-723-2373
brothman@onstreammedia.com	bamorosi@fast-lane.net	gary@equityperfgp.com

FOR IMMEDIATE RELEASE:

Onstream Media Completes Acquisition of Auction Video

POMPANO BEACH, FL - March 28, 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today that it has completed the acquisition of the assets, technology and patents pending of privately owned Auction Video, Inc., a Utah corporation and Auction Video Japan, Inc., a Tokyo-Japan corporation.

Auction Video is a developer of web based, user-generated content applications that are used in social networks, video classified advertisements, online auctions and other Web 2.0 applications. Onstream Media previously announced that it had signed a purchase agreement to acquire the assets of Auction Video in a press release dated March 6, 2007. The specific terms of the transaction can be found in the Company’s Form 8-K filed with the SEC on March 12, 2007 and available at http://www.sec.gov.

About Onstream Media:

Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content on the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user-generated content in combination with social networks and online video classifieds. Onstream Media also provides live and on-demand webcasting, webinars, web and audio conferencing services. Almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Dell, Disney, MGM, Deutsche Bank, Rodale, Inc., Televisa, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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